UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023 (December 21, 2023)

Karuna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38958	27-0605902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 High Street, Floor 26
Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 449-2244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KRTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2023, Karuna Therapeutics, Inc., a Delaware corporation (“Karuna”), Bristol-Myers Squibb Company, a Delaware corporation (“Parent” or “Bristol-Myers Squibb”), and Miramar Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Karuna (the “Merger”), with Karuna continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Parent. The Board of Directors of Karuna has approved the Merger Agreement and the transactions contemplated thereby, including the Merger.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each share of common stock of Karuna (“Karuna Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than (i) shares of Karuna Common Stock owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the Effective Time and shares of Karuna Common Stock owned by Karuna immediately prior the Effective Time, including shares of Karuna Common Stock held in treasury by Karuna, and in each case not held on behalf of third parties, and (ii) shares of Karuna Common Stock for which appraisal rights have been properly exercised and perfected and not withdrawn) will be converted into the right to receive $330 in cash (the “Merger Consideration”), without interest, and less any applicable withholding taxes.

In addition, pursuant to the Merger Agreement, as of the Effective Time, (i) each outstanding and unexercised option to purchase Karuna Common Stock that is outstanding immediately prior to the Effective Time will automatically vest and be converted into the right to receive an amount in cash (less any applicable withholding taxes and without interest) equal to (A) the number of shares of Karuna Common Stock subject to such option, multiplied by (B) the excess, if any, of the Merger Consideration over the exercise price per Karuna Common Stock under such option and (ii) each outstanding Karuna restricted stock unit that is outstanding immediately prior to the Effective Time will automatically vest and be converted into the right to receive an amount in cash (less any applicable withholding taxes and without interest) equal to (A) the number of shares of Karuna Common Stock subject to such award immediately prior to the Effective Time, multiplied by (B) the Merger Consideration. For the avoidance of doubt, any unexercised option to purchase Karuna Common Stock with an exercise price per share greater than or equal to the Merger Consideration will be canceled at the Effective Time for no consideration or payment. Special rules govern the treatment of Karuna restricted stock units that may be granted following the entry into the Merger Agreement.

Karuna, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) Karuna will conduct its and its subsidiary’s business in the ordinary and usual course of business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Karuna will not engage in certain types of transactions or take certain actions outside the ordinary course during such period without the prior consent of Parent, (iii) Karuna will cause a meeting of the holders of Karuna Common Stock to be held to consider approval and adoption of the Merger, and (iv) subject to certain customary exceptions, the Board of Directors of Karuna will recommend that holders of Karuna Common Stock vote in favor of the Merger. Karuna has also made certain additional customary covenants, including, among others, covenants not to: (A) solicit or knowingly encourage any inquiries with respect to certain alternative business combination transactions or (B) subject to certain exceptions designed to allow the Board of Directors of Karuna to fulfill its fiduciary duties to Karuna’s stockholders, engage in any discussions concerning, or provide confidential information to, any person relating to certain alternative business combination transactions.

The Merger Agreement contains certain customary termination rights for Karuna and Parent, including Karuna’s right to terminate the Merger Agreement to accept a “Superior Proposal” (as defined in the Merger Agreement) subject to compliance with certain procedures specified in the Merger Agreement. Upon termination of the Merger Agreement under certain specified circumstances, Karuna will be required to pay Parent a termination fee of $490 million.

Subject to certain limitations, each of Karuna or Parent may terminate the Merger Agreement if the Merger is not consummated by December 23, 2024 (the “End Date”), provided, however, that if, on such date, certain required regulatory approvals have not been satisfied but all other conditions to closing (other than conditions which by their nature are to be satisfied at the closing) have been satisfied or waived, the End Date will be automatically extended to June 23, 2025, and each of Karuna or Parent may terminate the Merger Agreement if the Merger is not consummated by such date. The right to terminate the Merger Agreement at the End Date will not be available to a party if the failure of the Merger to have been consummated on or before such date was primarily caused by the failure of such party to perform any of its obligations under the Merger Agreement.

The Merger Agreement provides that Parent will be required to pay Karuna a termination fee of $600 million (the “Parent Termination Fee”) under certain circumstances if the Merger Agreement is terminated pursuant to the terms of the Merger Agreement in connection with a failure to obtain certain required regulatory approvals.

Karuna, Parent and Merger Sub have agreed to use their respective reasonable best efforts to consummate the Merger, including, to the extent required, making filings with and seeking approvals from certain governmental entities in connection with the Merger, subject to certain specified limitations set forth in the Merger Agreement.

Consummation of the Merger is subject to certain customary conditions, including (i) the approval of the Merger by the holders of a majority of the outstanding shares of Karuna Common Stock (the “Stockholder Approval”), (ii) the absence of any law prohibiting or order preventing the consummation of the Merger, (iii) the receipt of certain regulatory approvals, to the extent required, and (iv) compliance in all material respects on the part of each of Karuna, Parent and Merger Sub with such party’s covenants under the Merger Agreement. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions).

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Karuna, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Karuna’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated Employment Agreements

On December 21, 2023, the Board of directors of Karuna approved amended and restated employment agreements (each, an “Amended and Restated Employment Agreement”) with each of William Meury (President and Chief Executive Officer), Jason Brown (Chief Financial Officer), Stephen Brannan, M.D. (Chief Medical Officer) and Andrew Miller, Ph.D. (Chief Operating Officer) (collectively, the “Executives”). The Amended and Restated Employment Agreements generally provide for increased severance in the event of a termination by Karuna without “cause” or resignation by the Executive for “good reason” (each as defined in the Amended and Restated Employment Agreement).

Specifically, the Amended and Restated Employment Agreements were amended to provide that in the event that an Executive’s employment is terminated by Karuna without cause or by the Executive for good reason, subject to the execution and effectiveness of a separation agreement, including a general release of claims in Karuna’s favor, such Executive will be entitled to receive (i) an amount equal to 12 months (18 months in the case of Mr. Meury) of the Executive’s base salary, payable in substantially equal installments over 12 months (18 months, in the case of Mr. Meury) following the Executive’s termination of employment, (ii) the Executive’s pro-rated target bonus, (iii) if the Executive elects continuation of health coverage under COBRA, continued health coverage at the active employees’ rate until the earlier of 12 months (18 months in the case of Mr. Meury) following his termination, the date he becomes eligible for group medical benefits with another employer or the end of his COBRA health continuation period. Mr. Meury will also be entitled to receive acceleration of vesting of all time-based stock options and other stock-based awards held by Mr. Meury that would have vested in the 18 months following his termination.

In addition, in lieu of the payments and benefits described in the preceding paragraph, in the event that either Mr. Brown, Dr. Brannan or Dr. Miller’s employment is terminated by Karuna without cause or by the Executive for good reason, in either case within 12 months following a “change in control” (as defined in the Amended and Restated Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in Karuna’s favor, he will be entitled to receive (i) an amount equal to 1.5 times the sum of his base salary plus his target bonus for the year, payable within 60 days of his date of termination, (ii) full acceleration of vesting of all time-based stock options and other stock-based awards held by Mr. Brown, Dr. Brannan or Dr. Miller on the termination date, and (iii) if Mr. Brown, Dr. Brannan or Dr. Miller elect continuation of health coverage under COBRA, continued health coverage at the active employees’ rate until the earlier of 18 months following his termination of employment, the date he becomes eligible for group medical benefits with another employer or the end of Mr. Brown’s, Dr. Brannan’s or Dr. Miller’s COBRA health continuation period, as applicable.

Except as described herein, no other changes were made to the existing severance benefits for the Executives.

The above summary is not complete and is qualified in its entirety by the Amended and Restated Employment Agreements, copies of which are being attached as Exhibits 10.1 to 10.4 and incorporated herein by reference.

Section 280G Mitigation Action

On December 21, 2023, the Board of directors of Karuna also approved certain tax-planning actions to mitigate the adverse tax consequences of Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended, that could arise in connection with the transactions contemplated by the Merger Agreement.

Specifically, the Board of directors of Karuna approved, among other things, the accelerated vesting and settlement of the time-based restricted stock units (“RSUs”) granted to William Meury in January 2023 under Karuna’s 2019 Stock Option and Incentive Plan. The number of RSUs to be accelerated and settled for Mr. Meury is 19,036.

The accelerated vesting and settlement of the RSUs for Mr. Meury will be effective December 28, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 22, 2023, by and among Karuna Therapeutics, Inc., Bristol-Myers Squibb Company and Miramar Merger Sub Inc.

10.1	Amended and Restated Employment Agreement, dated December 22, 2023, by and between Karuna Therapeutics, Inc. and William Meury.

10.2	Amended and Restated Employment Agreement, dated December 22, 2023, by and between Karuna Therapeutics, Inc. and Jason Brown.

10.3	Amended and Restated Employment Agreement, dated December 22, 2023, by and between Karuna Therapeutics, Inc. and Stephen Brannan.

10.4	Amended and Restated Employment Agreement, dated December 22, 2023, by and between Karuna Therapeutics, Inc. and Andrew Miller.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the proposed transaction is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; required approvals to complete the proposed transaction by our stockholders and the receipt of certain regulatory approvals, to the extent required, and the timing and conditions for such approvals; the stock price of Karuna prior to the consummation of the proposed transaction; and the satisfaction of the closing conditions to the proposed transaction; our limited operating history; our ability to obtain necessary funding; our ability to generate positive clinical trial results for our product candidates; risks inherent in clinical development; the timing and scope of regulatory approvals; changes in laws and regulations to which we are subject; competitive pressures; our ability to identify additional product candidates; risks relating to business interruptions; and other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2022 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Karuna by Bristol-Myers Squibb Company. In connection with this proposed acquisition, Karuna plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that Karuna may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF KARUNA ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Karuna Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Karuna through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Karuna will be available free of charge on Karuna’s internet website at www.karunatx.com or upon written request to: Investor Relations, Karuna, 99 High Street, Floor 26, Boston, Massachusetts or by telephone at (857) 449-2244.

Participants in Solicitation

This communication does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. Bristol Myers Squibb, Karuna and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Karuna in connection with the proposed acquisition. Information regarding Bristol Myers Squibb’s directors and executive officers is contained in Bristol Myer Squibb’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 14, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on March 23, 2023. Information regarding Karuna’s directors and executive officers is contained in Karuna’s definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on April 27, 2023. To the extent holdings of Bristol Myers Squibb’s or Karuna’s securities by their respective directors or executive officers have changed since the amounts set forth in such 2023 proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Bristol Myers Squibb’s website at www.bms.com and Karuna’s website at https://karunatx.com/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARUNA THERAPEUTICS, INC.

Date: December 22, 2023	By:	/s/ Jason Brown
Jason Brown
Chief Financial Officer